SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2009

International Wire Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51043 (Commission File Number)	43-1705942 (I.R.S. Employer Identification No.)

12 Masonic Ave., Camden, NY (Address of Principal Executive Offices)	13316 (Zip Code)

Registrant’s telephone number, including area code: (315) 245-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2009, Mark K. Holdsworth, the Chairman of the Board of Directors of International Wire Group, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) of his intention to resign as a director and as Chairman of the Board of the Company, effective October 20, 2009. Mr. Holdsworth stated that his resignation was not the result of a disagreement with the Company on any matter relating to its operations, policies or practices.

On October 20, 2009, the Company issued a press release announcing that the Board elected Hugh Steve Wilson on October 14, 2009, to succeed Mr. Holdsworth as a director and as Chairman of the Board of the Company, effective October 20, 2009. Mr. Wilson is a Managing Partner of Tennenbaum Capital Partners, LLC, a significant stockholder of the Company.

A copy of the press release announcing Mr. Holdsworth’s resignation and Mr. Wilson’s election to the Board and appointment as Chairman of the Board is hereby attached to this current report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated October 20, 2009, issued by International Wire Group, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.

Date: October 20, 2009	By:	/s/ Glenn J. Holler
Name:	Glenn J. Holler
Title:	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated October 20, 2009, issued by International Wire Group, Inc.